UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 25, 2009

Commission File Number 000-03718

PARK CITY GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	37-1454128
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3160 Pinebrook Road; Park City, Utah 84098
(Address of principal executive offices)

(435) 645-2000
(Registrant's telephone number)

_______________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On August 25, 2009, Park City Group, Inc. (the “Company”) issued a promissory note in favor of Baylake Bank (“Baylake”)  in the principal amount of $2,036,871.11 (the “Note”). The Note matures on August 1, 2012, and requires monthly principal and interest payments in the amount of $60,419 beginning September 1, 2009, with a final payment of unpaid principal and interest due August 1, 2012.  The Note bears interest at 4.250% annually.    The Note replaces a three year promissory note on August 25, 2009 originally issued to TAK Investments, LLC (“TAK”) by Prescient Applied Intelligence, Inc. (“Original Note”).  Prescient Applied Intelligence Inc. was merged with and into a wholly-owned subsidiary of the Company on January 13, 2009.  The Original Note was assigned by TAK to Baylake on December 21, 2007, and is cancelled as a result of the issuance of the Note.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 26, 2009	PARK CITY GROUP, INC.

By: /s/ John Merrill Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Promissory Note of the Corporation, dated August 25, 2009, in the principal amount of $2,036.871, issued to Baylake Bank.